Exhibit 99.3
Lennox International to Expand Refrigeration Business with Acquisition of Kysor/Warren
DALLAS, December 15, 2010 — Lennox International Inc. (NYSE: LII), a global leader in the heating, air conditioning, and refrigeration markets, today announced it has signed a definitive agreement with The Manitowoc Company, Inc. to acquire substantially all the assets of its Kysor/Warren business. Kysor/Warren is a leading manufacturer of refrigerated systems and display cases for supermarkets throughout North America.
Under the terms of the agreement, the total consideration for the acquisition is $138 million, subject to a post-closing purchase price working capital adjustment. The deal is expected to close in the first quarter of 2011, subject to customary closing conditions and regulatory approval. Lennox International expects the acquisition to be accretive to GAAP earnings per share by 3 cents in 2011 and by 12 cents in 2012.
“Refrigeration is a core business for us with solid long-term performance,” said Todd Bluedorn, Chief Executive Officer of Lennox International. “We are excited about the acquisition of the Kysor/Warren business, which supports our growth strategy in the refrigeration market and extends the value chain for us directly to food retail and supermarket customers. Our refrigeration subsystems combined with Kysor/Warren’s systems and display cases will enable us to provide complete refrigeration solutions utilizing the most advanced technologies to maximize energy efficiency for our customers. We will drive operational synergies in the combined business and expect the acquisition to be accretive within the first year. We still expect our Refrigeration segment margin to be in the 12-14% range for 2012.”
Lennox International’s refrigeration segment revenue, 18 percent of total company revenue, was up 11 percent and segment profit was up 44 percent for the first nine months of 2010 over the prior-year period. Refrigeration segment revenue was $513 million for 2009 and is expected to be approximately $560 million for 2010. Kysor/Warren had $145 million in revenue for 2009, and 2010 revenue will exceed $190 million.
Lennox International is hosting an investment community meeting in New York on Wednesday, December 15, starting at 10:00 a.m. Eastern time. The company will discuss strategic, operating, and financial information, including the company’s outlook for 2011 and beyond, as well as discuss this acquisition. The presentation will be webcast and the presentation materials will be accessible on the company’s website at http://www.lennoxinternational.com.

About Lennox International
Through its subsidiaries, Lennox International Inc. is a global leader in the heating, air conditioning, and refrigeration markets. Lennox International’s refrigeration business, Heatcraft Worldwide Refrigeration, manufactures premier commercial refrigeration products under the Bohn, Larkin, Climate Control, Chandler and InterLink brands. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII.” Additional information is available at: http://www.lennoxinternational.com.
Investor Relations Contact
Steve Harrison, Vice President, Investor Relations, 972-497-6670
Forward-Looking Statements
This press release contains forward looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that do not represent historical facts. We use words such as “expect,” “believe” and “plan” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements that we make related to the completion of the acquisition, the acquisition being accretive to GAAP earnings in 2011, the growth prospects of the business to be acquired by Lennox, benefits of the proposed transaction between Lennox and Manitowoc, and our plans and expectations for financial performance.
These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, risks and uncertainties that could cause actual results to differ include difficulties encountered in integrating the merged businesses; the risk that the transaction does not close, including the risk that requisite regulatory approvals may not be obtained; the possibility that expected synergies and cost savings will not be obtained; the uncertainty of business and economic conditions and growth trends in the refrigeration industry; and the possibility of future production difficulties.
These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.